Exhibit 15.5

CONSENT OF QUALIFIED PERSON

Simon Boudreau, P. Eng., formerly of InnovExplo, a member of Norda Stelo Inc., in connection with Elevra Lithium Limited’s Annual Report on Form 20-F for the fiscal year ended June 30, 2026 (the “Annual Report”), consents to:

1.
The incorporation by reference into the filing and the use of the technical report summary titled “Moblan Lithium Technical Report Summary” (the “Technical Report Summary”), with an effective date of June 12, 2025, referenced in the Annual Report;

2.
The use of and references to my name, including my status as an expert or “qualified person” (as defined in Item 1300 (Definitions) of Regulations S-K 1300 promulgated by the Securities and Exchange Commission), in connection with the Annual Report and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Annual Report and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Annual Report.

I am responsible for co-authoring, and this consent pertains to, the following sections of the Technical Report Summary:

Section 1: Executive Summary

Section 11: Mineral Resources Estimates, solely with regard to the following subsections thereof:

11.11 –  Economic Parameters and Cut-off Grade

11.13 – Mineral Resources Estimate

Section 22: Interpretation and Conclusions

Section 23: Recommendations

Section 24: References

Section 25: Reliance on Information Provided by the Registrant

I certify that I have read the descriptions and references to the Technical Report Summary in the Annual Report and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Dated October 26, 2026

/s/ Simon Boudreau
SIMON BOUDREAU